Schering-Plough Corporation and Subsidiaries
                          Subsidiaries of Registrant                Exhibit 21
                           As of December 31, 1995                 Page 1 of 3

                                                  State or Country
                                                  of Incorporation
     Subsidiaries of Registrant                   or Organization

AESCA Chemisch-Pharmazeutische Fabrik GmbH        Austria
American Image Productions, Inc.                  Tennessee
American Scientific Laboratories, Inc.            Delaware
Beneficiadora e Industrializadora, S.A. de C.V.   Mexico
Cacene, C.A.                                      Venezuela
Calzado Confort C.A.                              Venezuela
Casacen, C.A.                                     Venezuela
Chemibiotic (Ireland) Ltd.                        Ireland
Dashtag                                           United Kingdom
Desarrollos Farmaceuticos y Cosmeticos S.A.       Spain
DNAX Research Institute of Molecular and
 Cellular Biology, Inc.                           California
Douglas Industries Inc.                           Delaware
Dr. Scholl's Foot Comfort Shops, Inc.             Delaware
Essex Chemie A.G.                                 Switzerland
Essex Farmaceutica, S.A.                          Colombia
Essex Quimica Industria E Comercio S.A.           Brazil
Essex Pharma GmbH                                 Germany
Essex Pharma S.A.                                 Greece
EssexFarm S.A.                                    Ecuador
Farmaceutica Essex S.A.                           Spain
Fulford (India) Limited                           India
Garden Insurance Company Ltd.                     Bermuda
Industria Quimica e Farmaceutica
 Schering-Plough S.A.                             Brazil
Industrias Arco, Ltda.                            Costa Rica
Integrated Disease Management, Inc.               Delaware
Integrated Therapeutics Group, Inc.               Delaware
Key Pharma A.G.                                   Switzerland
Key Pharmaceuticals Export Co., Inc.              U.S. Virgin Islands
Key Pharmaceuticals, Inc.                         Florida
Kirby-Warrick Pharmaceuticals Limited             United Kingdom
Laboratorios Essex S.A.                           Argentina
Loftus Bryan Chemicals Ltd.                       Ireland
Med-Nim (Proprietary) Limited                     South Africa
Ortopedia Nacional de Venezuela C.A.              Venezuela
PPL, Inc.                                         Tennessee
P.T. Schering-Plough Indonesia                    Indonesia
Pharmaceutical Supply Corporation                 Delaware
Pharmaco (Canada) Ltd.                            Canada
Pharmaco, Inc.                                    Delaware
Plough (Australia) Pty. Limited                   Australia
Plough Benelux S.A.                               Belgium
Plough Broadcasting Company, Inc.                 Delaware
Plough Chile Ltda.                                Chile
Plough Consumer Products (Asia) Ltd.              Hong Kong
Plough Consumer Products (Philippines) Inc.       Philippines
Plough de Venezuela, C.A.                         Venezuela
Plough Export, Inc.                               Tennessee
Plough France                                     France
Plough (Hellas) Ltd.                              Greece

                                                                    Exhibit 21
                                                                   Page 2 of 3

                                                  State or Country
                                                  of Incorporation
     Subsidiaries of Registrant                   or Organization

Plough Laboratories, Inc.                         Tennessee
Plough Services A.G.                              Switzerland
Plough, S.p.A.                                    Italy
Plough (UK) Limited                               United Kingdom
Plough/OTC Farma Lda.                             Portugal
Pro Medica AB                                     Sweden
Professional Pharmaceutical Corporation           Delaware
Professional Vaccine Corporation                  Delaware
S.C.A. - Stabilimenti Chimici dell'Adda, S.p.A.   Italy
S-P RIL Limited                                   United Kingdom
SBI - Distribuidora de Productos Farmaceuticos
 Ltda.                                            Brazil
Scheramex, S.A. de C.V.                           Mexico
Scherico Ltd.                                     Switzerland
Schering Biotech Corporation                      Delaware
Schering Canada, Inc.                             Canada
Schering Corporation                              New Jersey
Schering Institutional Sales Corporation          Delaware
Schering Laboratories Advertising Inc.            Delaware
Schering Sales Corporation                        Delaware
Schering Transamerica Corporation                 New Jersey
Schering-Plough                                   France
Schering-Plough AB                                Sweden
Schering-Plough A/S                               Denmark
Schering-Plough A/S                               Norway
Schering-Plough B.V.                              Netherlands
Schering-Plough, C.A.                             Venezuela
Schering-Plough N.V./S.A.                         Belgium
Schering-Plough OY                                Finland
Schering-Plough S.A.                              Argentina
Schering-Plough S.A.                              Colombia
Schering-Plough S.A.                              Panama
Schering-Plough S.A.                              Spain
Schering-Plough S.A.                              Uruguay
Schering-Plough, S.A. de C.V.                     Mexico
Schering-Plough S.p.A.                            Italy
Schering-Plough Animal Health Corporation         Delaware
Schering-Plough Central East A.G.                 Switzerland
Schering-Plough China Limited                     Bermuda
Schering-Plough Compania Limitada                 Chile
Schering-Plough Coordination Center N.V./S.A.     Belgium
Schering-Plough Corporation                       Philippines
Schering-Plough                                   South Korea
Schering-Plough Corporation, U.S.A.               Delaware
Schering-Plough del Caribe, Inc.                  New Jersey
Schering-Plough del Ecuador, S.A.                 Ecuador
Schering-Plough Farma, Lda                        Portugal
Schering-Plough (Grenada) Limited                 Grenada
Schering-Plough HealthCare Holding Company        Delaware
Schering-Plough HealthCare Products Advertising
 Corporation                                      Tennessee
Schering-Plough HealthCare Products Canada, Inc.  Canada
                                                                    Exhibit 21
                                                                   Page 3 of 3

                                                  State or Country
                                                  of Incorporation
     Subsidiaries of Registrant                   or Organization

Schering-Plough HealthCare Products, Inc.         Delaware
Schering-Plough HealthCare Products Sales
 Corporation                                      California
Schering-Plough Holdings Ltd.                     United Kingdom
Schering-Plough INT Limited                       United Kingdom
Schering-Plough (India) Limited                   India
Schering-Plough International, Inc.               Delaware
Schering-Plough Investment Co., Inc.              Delaware
Schering-Plough Investments Limited               Delaware
Schering-Plough Kabushiki Kaisha                  Japan
Schering-Plough Labo N.V.                         Belgium
Schering-Plough Limited                           Iran
Schering-Plough Limited                           Taiwan
Schering-Plough Limited                           Thailand
Schering-Plough Limited                           United Kingdom
Schering-Plough Ltd.                              Switzerland
Schering-Plough Overseas Limited                  Delaware
Schering-Plough Pharmaceutical Industrial and
 Commercial S.A.                                  Greece
Schering-Plough Products, Inc.                    Delaware
Schering-Plough Pty Ltd.                          South Africa
Schering-Plough Pty Limited                       Australia
Schering-Plough Real Estate Co., Inc.             Delaware
Schering-Plough Research Institute                Delaware
Schering-Plough Sante Animale                     France
Schering-Plough Sdn. Bhd.                         Malaysia
Schering-Plough Tibbi Urunler Ticaret A.S.        Turkey
Sentipharm A.G.                                   Switzerland
Sentipharm Hong Kong Ltd.                         Hong Kong
Shanghai Schering-Plough Pharmaceutical Company
 Ltd.                                             China
SOL Limited                                       Bermuda
SP HealthCare Products Corporation                Delaware
SUNTAN Sensations, Inc.                           California
Technobiotic Limited                              Australia
The Coppertone Corporation                        Florida
W-J Liquidating Corp.                             Delaware
W-J Manufacturing Corporation                     Delaware
Warrick Pharmaceuticals Corporation               Delaware
Warrick Pharmaceuticals Limited                   United Kingdom
Werthenstein Chemie A.G.                          Switzerland
White Laboratories, Inc.                          New Jersey
White Laboratories Ltd.                           United Kingdom
White Laboratories of Canada Limited              Canada